As filed with the Securities and Exchange Commission on September 2, 2016
Registration No. 333-211915

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
REAL GOODS SOLAR, INC.
(Exact name of registrant as specified in its charter)
Colorado	3620	26-1851813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

833 West South Boulder Road
Louisville, Colorado 80027
(303) 222-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael J. McCloskey
General Counsel
Real Goods Solar, Inc.
833 West South Boulder Road
Louisville, Colorado 80027
(303) 222-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Rikard Lundberg, Esq.
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
(303) 223-1100
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Units, each consisting of (a) one share of Series A 12.5% Mandatorily Convertible Preferred Stock, par value $0.0001, stated value $1,000 per share, and (b) a Series H Warrant to purchase Class A Common Stock, par value $0.0001 per share	$5,250,000
Series A 12.5% Mandatorily Convertible Preferred Stock, par value $0.0001, stated value $1,000 per share	5,250,000
Series H Warrants to Purchase Class A Common Stock, par value $0.0001 per share	5,250,000
Class A Common Stock, par value $0.0001 per share, issuable under the Series A 12.5% Mandatorily Convertible Preferred Stock and the Series H Warrants	10,500,000
Underwriter Warrant to Purchase Units	175,000
Total	$26,425,000	$2,694

(1)
This Registration Statement also relates to an indeterminate number of shares of the registrant’s Class A Common Stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) based on an estimate of the total proposed maximum aggregate offering price.

(4)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.
Subject to completion, dated September 2, 2016
PRELIMINARY PROSPECTUS
3,500 Units, Series A 12.5% Mandatorily Convertible Preferred Stock and Series H Warrants to Purchase Common Stock
(___ shares of Common Stock underlying the Series A 12.5% Mandatorily Convertible Preferred Stock and Series H Warrants)

We are offering an aggregate of up to 3,500 Units, representing $3,500,000 of units, or “Units,” each consisting of: (i) one share of our Series A 12.5% Mandatorily Convertible Preferred Stock, par value $0.0001 per share, with a stated value of  $1,000 per share, or “Preferred Stock,” which is initially convertible into ____ shares of our Class A common stock, par value $0.0001 per share, or “Common Stock;” and (ii) a Series H Warrant to purchase ____ shares of our Common Stock. The Units will not be issued or certificated. The Preferred Stock and Series H Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus also covers (a) up to ___shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Series H Warrants, (b) a warrant to be issued to the underwriter to purchase Units in an amount equal to 5% of the aggregate number of Units sold in this offering, or the “Underwriter Warrant,” and (c) the Units, shares of Preferred Stock and Series H Warrants issuable upon exercise of the Underwriter Warrant.
The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock by the conversion price. The conversion price is equal to the lesser of: (i) $___ per share of Common Stock, referred to as the “Set Price;” and (ii) 87.5% of the lowest volume weighted average trading price of the Common Stock during the five trading days ending on, and including the date of delivery of a notice of conversion, subject to adjustment as provided for in the Certificate of Designation. Each Series H Warrant will be exercisable for a number of shares of Common Stock determined as 100% of the total shares of Common Stock into which one share of Preferred Stock sold in this offering is convertible based on the Set Price.
The Set Price will be determined as the closing bid price for the Common Stock as reported on the date of effectiveness of this registration statement. The initial conversion price, subject to adjustment as provided for in the Certificate of Designation, for the Preferred Stock will be Set Price and the Set Price will be the Series H Warrant initial exercise price, subject to adjustment as described in the form of Series H Warrant. Based on the closing bid price of the Common Stock as of September 2, 2016, the Set Price would be $6.86. As a result, at that date and assuming such Set Price: (i) one share of Preferred Stock would be convertible into 146 shares of the Common Stock and, assuming 3,500 Units are sold, all shares of the Preferred Stock would be convertible to 511,000 shares of Common Stock; and (ii) one Series H Warrant would permit the holder to acquire 146 shares of the Common Stock at an initial exercise price of  $6.86 and allow all Series H Warrants to be exercised for a total of 511,000 shares of Common Stock at an initial exercise price of  $6.86.
Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” On September 2, 2016, the last reported sale price of our Common Stock was $6.86 per share. There is no established public trading market for the Units, the Preferred Stock or the Series H Warrants and we do not expect a market to develop. In addition, we do not intend to list the Units, the Preferred Stock or the Series H Warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners, LLC, which we refer to as the “underwriter,” has agreed to act as the underwriter in connection with this offering. The underwriter may engage one or more selected dealers in this offering.
	Per Unit	Total
Public offering price	$1,000	$3,500,000
Underwriting discount(1)	$70	$245,000
Proceeds, before expenses, to us	$930	$3,255,000

(1)
We have also agreed to issue to the underwriter the Underwriter Warrant to purchase Units in an amount equal to 5% of the aggregate number of Units sold in this offering, and to reimburse the underwriter for certain of its expenses. See “Underwriting” for a description of compensation payable to the underwriter.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $352,000. Delivery of the Preferred Stock and the Series H Warrants is expected to be made on or before _____, 2016 subject to customary closing conditions.
Roth Capital Partners
_____, 2016

i

ABOUT THIS PROSPECTUS
Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information or to make any representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus contains trademarks, tradenames, service marks, and service names of the Company.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “believe,” “plan,” “estimate,” “expect,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to operate with our existing financial resources or raise funds to meet our financial obligations and implement our strategy; our history of operating losses; our ability to achieve profitability; our success in implementing our plans to increase future sales, installations and revenue and to decrease costs; the impact of our present indebtedness and projected future borrowings on our financial health and our ability to pay interest and principal on our indebtedness, including our convertible notes due April 1, 2019; restrictions imposed by our present indebtedness; our ability to satisfy the conditions under the convertible notes due April 1, 2019 permitting release of funds from the restricted collateral account and for payments to be made in shares of our Class A common stock; restrictions on certain transactions and potential premiums and penalties under the terms of the preferred stock, the series H warrants, outstanding securities including without limitation our convertible notes due April 1, 2019, and the transaction documents in connection therewith; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy; our failure to timely or accurately complete financing paperwork on behalf of customers; the adoption and general demand for solar energy; the impact of a drop in the price of conventional energy on demand for solar energy systems; existing and new regulations impacting solar installations including electric codes; delays or cancellations for system installations where revenue is recognized on a percentage-of-completion basis; seasonality of customer demand and adverse weather conditions inhibiting our ability to install solar energy systems; changing and updating technologies and the issues presented by these new technologies related to customer demand and our product offering; geographic concentration of revenue from the sale of solar energy systems in east coast states, Hawaii and California; loss of key personnel and ability to attract necessary personnel; loss or
ii

suspension of licenses required for installation of solar energy systems; adverse outcomes arising from litigation and legal disputes; our ability to continue to obtain services and components from suppliers, installers and other vendors; disruption of our supply chain from equipment manufacturers and potential shortages of components for solar energy systems; conditions affecting international trade having an adverse effect on the supply or pricing of components for solar energy systems; factors impacting the timely installation of solar energy systems; competition; costs associated with safety and construction risks; continued access to competitive third party financiers to finance customer solar installations; our ability to meet customer expectations; risks and liabilities associated with placing employees and technicians in our customers’ homes and businesses; product liability claims; warranty claims and failure by manufacturers to perform under their warranties to us; increases in interest rates and tightening credit markets; continued or future non-compliance with Nasdaq’s continued listing requirements; our inability to maintain effective disclosure controls and procedures and internal control over financial reporting; volatile market price of our Class A common stock; possibility of future dilutive issuances of securities and its impact on our ability to obtain additional financing; the low likelihood that we will pay any cash dividends on our Class A common stock for the foreseeable future; compliance with public reporting requirements; anti-takeover provisions in our organizational documents; the significant ownership and voting power of our Class A common stock held by Riverside Renewable Energy Investments, LLC (“Riverside”); and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2, Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Part II, Item 1A, Risk Factors included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.
Any forward-looking statement made by us in this prospectus and the documents incorporated by reference herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
[Remainder of page intentionally left blank.]
iii

PROSPECTUS SUMMARY
This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”
Overview of our Company
We are a residential and small commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.
We, including our predecessors, have more than 35 years of experience in residential solar energy and trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 25,000 residential and commercial solar systems since our founding.
During 2014, we discontinued our entire former Commercial segment and sold the assets associated with our catalog segment (a portion of the Other segment). As a result of this major strategic shift, we now operate as three reportable segments: (1) Residential — the installation of solar energy systems for homeowners, including lease financing thereof, and for small businesses (small commercial) in the continental U.S.; (2) Sunetric — the installation of solar energy systems for both homeowners and business owners (commercial) in Hawaii; and (3) Other — catalog, for 2014, and corporate operations.
Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.
Recent Development
On June 2, 2016, the Company executed a reverse stock split of all outstanding shares of the Company’s Common Stock at a ratio of one-for-twenty, whereby twenty shares of Common Stock were combined into one share of Common Stock. The reverse split was authorized by a vote of the Company’s shareholders on May 27, 2016. The Company did not decrease its authorized shares of capital stock in connection with the reverse stock split. Share amounts set forth herein are presented to reflect the reverse split in all periods presented.
From time-to-time, unrelated third-parties approach the Company about potential transactions, including business combinations. Recently, we have had preliminary discussions with one such third party to explore, among other things, a potential business combination. We have not, however, completed a review of matters that would be required prior to entering into any such transaction such as due diligence, negotiating and agreeing upon terms and obtaining approval from our board of directions. As such, to date, we have not entered into any agreements related to any business combination. For a discussion of related risks, see risk factor under “RISK FACTOR — Risks Related to this Offering — “If we explore or engage in future business combinations or other transactions, we may be subject to various uncertainties and risks.”

The Offering
Issuer
Real Goods Solar, Inc.
Units Offered
3,500 Units, representing $3,500,000 of Units, each consisting of (i) one share of our Preferred Stock and (ii) a Series H Warrant to purchase ___ shares of our Common Stock.
Description of Preferred Stock
Each Unit contains one share of Preferred Stock. For additional information see “Description of Securities We Are Offering — Preferred Stock.”
Certificate of Designation for Preferred Stock
We have filed a certificate of designation of preferences, rights and limitations, or “Certificate of Designation,” pertaining to the Preferred Stock with the Colorado Secretary of State. The Certificate of Designation is controlling with regard to the preferences, rights and limitations of the Preferred Stock holders for all purposes.
Ranking of Preferred Stock
The Preferred Stock will rank senior to our Common Stock and other classes of capital stock with respect to dividend, redemption and distributions of assets upon liquidation, dissolution or winding up, unless the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of parity stock or senior preferred stock.
Liquidation Preference of Preferred Stock
An amount equal to the stated value of the Preferred Stock plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owing.
Dividends on Preferred Stock
Holders of Preferred Stock are entitled to receive cumulative dividends at the rate of 12.5% per annum, payable on the first business day of each month commencing on October 1, 2016 to holders of record on the 15th day of the preceding month and on each conversion date. We are currently not permitted to pay cash dividends under the terms of the Colorado Business Corporations Act and we will so advise the Preferred Stock holders at the closing of this offering. If we do not have funds legally available to pay cash dividends, such dividends accrete to and increase the outstanding stated value of the Preferred Stock. If the Preferred Stock remains outstanding after September 29, 2016, dividends will cease to accrue on such date if we meet certain equity conditions during a specified time period.
Conversion Price
The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock by the conversion price. The conversion price is equal to the lesser of: (i) $___ per share of Common Stock, referred to as the “Set Price;” and (ii) 87.5% of the lowest volume weighted average trading price of the Common Stock during the five trading days ending on, and including the date of delivery of a notice of conversion, subject to adjustment as provided for in the Certificate of Designation. The conversion price is subject to a reset, as described herein and a floor of  $_____.
Mandatory Conversion
On September 29, 2016, if we meet certain equity conditions, the Preferred Stock is subject to mandatory conversion into shares of our Common Stock at a conversion price equal to the lesser of

(i) the then-Set Price, or (ii) 75% of the lowest volume weighted average trading price of the Common Stock during the five trading days ending on, and including September 29, 2016, upon written demand from us.
Preferred Stock outstanding immediately before this offering
None.
Preferred Stock outstanding immediately after this offering
3,500 shares.
Series H Warrant Terms
Each Unit contains a Series H Warrant to purchase ___ shares of Common Stock at an initial exercise price of  $___ per share, subject to a potential future reset. The Series H Warrants will be exercisable immediately after issuance and will expire five years following issuance. The Series H Warrants will be issued in certificated form. See “Description of the Securities We are Offering — Description of Warrants — Series H Warrants.”
Absence of Market for the Units, the Preferred Stock and the Series H Warrants
The Units, the Preferred Stock and the Series H Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Units or any of the Preferred Stock or the Series H Warrants on any securities exchange or market.
Common Stock outstanding immediately before this offering
662,816.
Common Stock outstanding immediately after this offering
662,816. An estimated ____ shares of Common Stock are issuable upon conversion of the Preferred Stock and the exercise of the Series H Warrants.
Use of Proceeds
General corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” below and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus before deciding whether to invest in our securities.
Market for our Common Stock and Symbol
The NASDAQ Capital Market, symbol “RGSE.”
The number of shares of our Common Stock to be outstanding immediately after this offering as shown above is based on 662,816 shares outstanding as of August 22, 2016, and excludes as of that date:
•
7,178 shares of our Common Stock issuable upon the exercise of options outstanding under our 2008 Long-Term Incentive Plan at a weighted average exercise price of  $512.20 per share;

•
85,031 shares of our Common Stock available for future issuance under our 2008 Long-Term Incentive Plan;

•
351,544 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of  $85.99 per share (before any price reset provision in the Series G Warrants issued April 2016);

•
756 shares of our Common Stock currently issuable to the sellers from the Company’s purchase of Sunetric in May, 2014;

•
An indeterminate number of shares of our Common Stock issuable pursuant to the anti-dilution terms of our June 2013 Warrants (by way of example, 41,000 shares of Common Stock would be issuable upon the exercise of additional warrants based on the conversion of senior secured convertible notes due April 1, 2019, as of September 2, 2016 with an assumed conversion price of $6.86); and

•
An indeterminate number of shares of our Common Stock issuable pursuant to the terms of our senior secured convertible notes due April 1, 2019 (by way of example, 1,715,000 shares of our Common Stock would be issuable upon conversion of the principal amount of the notes as of September 2, 2016 based on the initial conversion price of  $5.83 per share).

Except as otherwise indicated, the number of shares of Common Stock presented in this prospectus excludes the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Series H Warrants.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are on file with the SEC. If any of the risks listed in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or any of the following risks actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.
Risks Related to this Offering
Management will have broad discretion as to the use of a portion of the net proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering. Investors in this offering and our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.
Investors in this offering will experience immediate and substantial dilution.
The public offering price of the Units offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase Units in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of Common Stock underlying the Preferred Stock and the Series H Warrants from the price per Unit that you pay for the securities. Based on the sale of 3,500 Units at a public offering price of  $1,000 per Unit in this offering, you will suffer immediate dilution of approximately $(___) per share in the net tangible book value of the Common Stock. Moreover, as described under “Prospectus Summary — The Offering,” we have a substantial number of stock options, warrants to purchase Common Stock and convertible notes convertible into Common Stock outstanding. If the holders of outstanding options, warrants and convertible notes exercise or converts those options, warrants or convertible notes at prices below the public offering price, you will incur further dilution.
The offering price determined for this offering is not an indication of our value.
The per-Unit offering price and the initial conversion price of the Preferred Stock and the initial exercise price of the Series H Warrants may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the offering price for the Units as an indication of the value of the Common Stock underlying the Preferred Stock and the Series H Warrants. After the date of this prospectus, the Common Stock may trade at prices above or below the price per share of Common Stock imputed by the offering price.
There is a limited public trading market for the Common Stock.
The Common Stock is currently traded on The NASDAQ Capital Market under the trading symbol “RGSE.” There is a limited public trading market for the Common Stock. Without an active trading market, there can be no assurance of any liquidity or resale value of the Common Stock, and shareholders may be required to hold shares of the Common Stock for an indefinite period of time.
Risk Related to the Units, the Preferred Stock and the Series H Warrants
There is no public market for the Units, the Preferred Stock and the Series H Warrants.
There is no established public trading market for the Units, the Preferred Stock and the Series H Warrants offered by this prospectus and we do not expect a market to develop. In addition, we do not intend to apply to list the Units, the Preferred Stock or the Series H Warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the Units, the Preferred Stock and the Series H Warrants will be limited.
As a holder of the Preferred Stock or Series H Warrants you have no voting rights.
You will have no voting rights as a holder of the Preferred Stock or Series H Warrants. Our Common Stock is currently the only class of our securities that carries full voting rights.
If our Common Stock is delisted, your ability to transfer or sell the Preferred Stock or Series H Warrants may be limited and the market value of the Preferred Stock or Series H Warrants will likely be materially adversely affected.
We expect that the value of the Preferred Stock and Series H Warrants to some extent is tied to the perceived value of their conversion and exercise features. If our Common Stock is delisted from The NASDAQ Capital Market, your ability to transfer or sell the Preferred Stock and Series H Warrants may be limited and the market value of the Preferred Stock and Series H Warrants will likely be materially adversely affected.
We expect that the market value of the Preferred Stock and Series H Warrants will be significantly affected by changes in the market price of our Common Stock, which could change substantially at any time.
We expect that the market value of the Preferred Stock and Series H Warrants will depend on a variety of factors, including, without limitation, the market price of our Common Stock. Each of these factors may be volatile, and may or may not be within our control. For example, we expect the market value of the Preferred Stock and Series H Warrants will increase with increases in the market price of our Common Stock. As described in another risk factor, the market price of the Common Stock has been volatile in the past and could fluctuate widely in response to various factors.
We may issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, including in connection with exercise of the Preferred Stock and Series H Warrants, and thereby materially and adversely affect the market price of our Common Stock, and, in turn, the market value of the Preferred Stock and Series H Warrants.
Subject to certain contractual limitations we are under, we may offer and sell additional shares of our Common Stock or other securities convertible into or exercisable for our Common Stock during the life of the Preferred Stock and Series H Warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Common Stock. If we issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, it may materially and adversely affect the price of our Common Stock and, in turn, the market value of the Preferred Stock and Series H Warrants. Furthermore, as described in a different risk factor, the conversion or exercise of some or all of our outstanding derivative securities, including the Preferred Stock and Series H Warrants, will dilute the ownership interests of existing shareholders, and any sales in the public market of shares of our Common Stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our Common Stock or the market value of the Preferred Stock and Series H Warrants.
Holders of the Preferred Stock and Series H Warrants will be entitled to only limited rights with respect to our Common Stock, and will be subject to all changes made with respect to our Common Stock to the extent holders receive shares of Common Stock pursuant to the terms of the Preferred Stock and Series H Warrants.
Holders of the Preferred Stock and Series H Warrants will be entitled to only limited rights with respect to our Common Stock until the time at which they become holders of our Common Stock pursuant to the terms of the Preferred Stock and Series H Warrants, but will be subject to all changes affecting our Common Stock before that time. For example, if an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs before the date you are deemed to be a record holder of our Common Stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our Common Stock.

The exercise price of the Series H Warrants will not be adjusted for certain dilutive events.
The exercise prices of the Series H Warrants is not subject to adjustment upon a future issuances of securities, including, without limitation, capital stock, options and convertible securities. Such issuances, transactions or occurrences that may adversely affect the market price of our Common Stock or the market value of the Series H Warrants without resulting in an adjustment of the exercise prices of the Series H Warrants.
To the extent we issue shares of our Common Stock to satisfy all or a portion of our conversion or exercise obligations, conversion of the Preferred Stock and exercise of the Series H Warrants will dilute the ownership interest of our existing shareholders, including holders who had previously converted or exercised their Preferred Stock or Series H Warrants.
Issuance of shares of Common Stock upon conversion of the Preferred Stock and exercise of the Series H Warrants will dilute the ownership interest of our existing shareholders. Further, any sales in the public market of our Common Stock issuable upon such exercise could adversely affect prevailing market prices of our Common Stock. In addition, the existence of the Preferred Stock and Series H Warrants may encourage short selling by market participants because the conversion of the Preferred Stock and exercise of the Series H Warrants could depress the price of our Common Stock.
You may receive less valuable consideration than expected because the value of our Common Stock may decline after you convert the Preferred Stock or exercise the Series H Warrants issued in this offering, but before we settle our obligation thereunder.
A converting or exercising holder will be exposed to fluctuations in the value of our Common Stock during the period from the date such holder converts the Preferred Stock or surrenders Series H Warrants for exercise until the date we settle our exercise obligation. Upon conversion of the Preferred Stock and exercise of the Series H Warrants, we will be required to deliver the shares of our Common Stock, on the third business day following the relevant conversion or exercise date. Accordingly, if the price of our Common Stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the value on the exercise date.
If we explore or engage in future business combinations or other transactions, we may be subject to various uncertainties and risks.
From time-to-time, unrelated third-parties approach the Company about potential transactions, including business combinations. Recently, we have had preliminary discussions with one such third party to explore, among other things, a potential business combination. We have not, however, completed a review of matters that would be required prior to entering into any such transaction such as due diligence, negotiating and agreeing upon terms and obtaining approval from our board of directions. As such, to date, we have not entered into any agreements related to any business combination. While we may explore such opportunities when they arise, we could not pursue any proposed business combination or other transaction unless our board of directors first has determined that doing so would be in our and our shareholders’ interest. There can be no assurance that we will negotiate acceptable terms, enter into binding agreements or successfully consummate any business combination or other transaction with this private company or any other third parties.
We cannot currently predict the effects a future, potential business combination or other transaction would have on holders of the Preferred Stock, Series H Warrants or any of our other securities. There are various uncertainties and risks relating to our evaluation and negotiation of possible business combination or other transactions, our ability to consummate such transactions and the consummation of such transactions, including:
•
evaluation and negotiation of a proposed transaction may distract management from focusing our time and resources on execution of our operating plan, which could have a material adverse effect on our operating results and business;

•
the process of evaluating proposed transactions may be time consuming and expensive and may result in the loss of business opportunities;

•
perceived uncertainties as to our future direction may result in increased difficulties in retaining key employees and recruiting new employees, particularly senior management;

•
even if our board of directors negotiates a definitive agreement, successful integration or execution of a business combination or other transaction will be subject to additional risks;

•
the current market price of our Common Stock may reflect a market assumption that a transaction will occur, and during the period in which we are considering a transaction, the market price of our Common Stock could be highly volatile;

•
a failure to complete a transaction could result in a negative perception by our investors generally and could cause a decline in the market price of our Common Stock, as well as lead to greater volatility in the market price of our Common Stock, all of which could adversely affect our ability to access the equity and financial markets, as well as our ability to explore and enter into different strategic alternatives;

•
expected benefits may not be successfully achieved;

•
such transactions may increase our operating expenses and cash requirements, cause us to assume or incur indebtedness or contingent liabilities, make it difficult to retain management and key personnel; and

•
dilution of our existing shareholders if such transaction involves our issuing dilutive securities.

USE OF PROCEEDS
The net proceeds from the sale of the Units in this offering are estimated to be approximately $2,903,056, excluding the proceeds, if any, from the exercise of the Series H Warrants, based on an assumed public aggregate offering price of  $3,500,000 for the Units and after deducting underwriting discounts, commissions and expenses and other estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, to reduce our current accounts payable balances, pay down our existing revolving loan facility (which accrues interest at the greater of  (i) the Wall Street Journal prime rate plus 3.0% and (ii) 7.0% and matures on March 31, 2017), for working capital purposes, to increase sales and operational capabilities and/or for any scheduled repayment of indebtedness, but not for the redemption or repurchase of any of our or our subsidiaries’ equity securities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering or the order of priority in which we may use such proceeds. Accordingly, we will retain broad discretion over the use of these proceeds.
STOCK PRICE HISTORY
The following table sets forth the high and low close prices for our Common Stock for the periods indicated:
	High	Low
Fiscal 2016:
July 1, 2016 through September 1, 2016	$8.90	$3.51
Second Quarter	$15.20	$4.01
First Quarter	$15.40	$8.20
Fiscal 2015:
Fourth Quarter	$308.00	$84.00
Third Quarter	$424.00	$16.00
Second Quarter	$104.00	$446.00
First Quarter	$280.00	$100.00
Fiscal 2014:
Fourth Quarter	$608.00	$192.00
Third Quarter	$1,160.00	$560.00
Second Quarter	$1,640.00	$832.00
First Quarter	$2,092.00	$1,276.00

DILUTION
Dilution is the amount by which the purchase price paid by the purchasers for the securities offered in this offering will exceed the as-adjusted net tangible book value (deficit) per share of our Common Stock after the offering.
Net tangible book value (deficit) per share of our Common Stock as of a particular date represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of such date. As of June 30, 2016, our net tangible book value (deficit) was approximately $(6.3) million, or $(9.51) per share of Common Stock. Purchasers of Units in this offering will experience substantial and immediate dilution in net tangible book value per share of our Common Stock for financial accounting purposes immediately following the closing. The calculations below are based on there being 662,816 shares of our Common Stock outstanding as of June 30, 2016.
The Units offered in this offering contain shares of Preferred Stock that are convertible into shares of Common Stock. The following table illustrates this dilution based on (i) the offering of an aggregate of 3,500 Units at a public offering price of  $1,000 per Unit, and (ii) the issuance of _____ shares of Common Stock upon conversion of the Preferred Stock at the Set Price of  $_____.
Assumed public offering price per share (assumed conversion of Preferred Stock as described above)	$
Net tangible book value (deficit) per share as of June 30, 2016		$(9.51)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$
The Units offered in this offering also include Series H Warrants, each of which is exercisable into           shares of Common Stock before adjustment. In the tables below, we illustrate this dilution based on (i) the offering of an aggregate of 3,500 of Units at a public offering price of  $1,000 per Unit, and (ii) the issuance of ____ shares of Common Stock upon exercise of Series H Warrants at an exercise price of $_____ per share.
Assumed public offering price per share (assumed exercise of Series H Warrants as described above)	$
Net tangible book value (deficit) per share as of June 30, 2016		$(9.51)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$
The calculations above exclude shares of Common Stock issuable upon exercise of the Underwriter Warrant and the other outstanding derivative securities described in the Prospectus Summary. If we raise additional capital in the future, we may in the future sell substantial additional amounts of Common Stock or securities convertible into or exercisable for Common Stock. We may also choose to raise additional capital due to market conditions or other strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriter named below has agreed to purchase, and we have agreed to sell, the number of Units at the public offering price, less the underwriting discount, as set forth on the cover page of this prospectus, as indicated below:
Underwriter	Number of Units
Roth Capital Partners, LLC	3,500
Total	3,500
The underwriter is offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the Units offered by this prospectus if any are purchased.
The underwriter initially proposes to offer the Units directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the underwriter, in which case we will file a supplement to this prospectus setting forth such altered terms.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.
Discount and Expenses
The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us:
	Per Unit	Total
Public offering price	$1,000	$3,500,000
Underwriting discount	$70	$245,000
Proceeds to us (before expenses)	$930	$3,255,000
We have also agreed to pay the underwriter a non-accountable expense allowance of 2% of gross offering proceeds and up to $75,000 that we have agreed to reimburse the underwriter for their legal fees and expenses incurred in connection with this offering. The expenses of the offering, not including the underwriting discount, payable by us are estimated to be $352,000.
We have also agreed to give the underwriter a right of first refusal to act as our agent in any subsequent financing for six months following the date of this prospectus.
Underwriter’s Warrant
In addition to the cash fees set forth above, we have agreed to issue to the underwriter the Underwriter Warrant to purchase up to an aggregate of 5% of the aggregate number of Units sold in this offering at an exercise price of  $1,000 per Unit. The Underwriter Warrant will have similar terms as the Series H Warrants, except that (i) the Underwriter Warrant is exercisable to purchase Units rather than Common Stock, (ii) the Underwriter Warrant is exercisable through a cashless exercise regardless of whether the Units issuable upon exercise of the Underwriter Warrant are covered by a registration statement under the Securities Act, (iii) the exercise price is not subject to adjustment, (iv) certain covenants in the Series H Warrants have been removed in the Underwriter Warrant pursuant to FINRA Rule 5110(g), (v) the initial beneficial ownership limitation is set at 4.99% rather than 9.99% and (vi) the Underwriter Warrant and the underlying securities are not transferable for 6 months from the date of issuance, except the transfer of any security:
•
by operation of law or by reason of reorganization of our company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•
if the aggregate amount of securities of our company held by the holder of the Underwriter Warrant or related persons do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•
the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Underwriter Warrant and the Units, shares of Preferred Stock and Series H Warrants issuable upon exercise of the Underwriting Warrant as well as the shares of Common Stock issuable upon conversion of such Preferred Stock and exercise of such Series H Warrants are being registered on the registration statement of which this prospectus is a part.
No Sales of Similar Securities
We have agreed with the underwriter not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of the underwriting agreement without first obtaining the written consent of Roth Capital Partners, LLC. However, we may issue securities during the 90 day lock-up period in connection with (i) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the registration statement of which this prospectus is a part, (ii) the issuance of employee stock options not exercisable during the 90-day lock-up period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the registration statement of which this prospectus is a part, (iii) the filing of any registration statement on Form S-8 relating to an equity incentive plans described in the registration statement of which this prospectus is a part, (iv) up to 250,000 shares of Common Stock to the lender, or any successor thereto, who is a party to any revolving credit facility outstanding prior to the date of the underwriting agreement, or (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, subject to certain exceptions.
Pursuant to certain ‘‘lock-up’’ agreements, our executive officers, directors and one of our other shareholders, have agreed, subject to certain exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (iv) publicly announce an intention to effect any transaction specific in clause (i), (ii) or (iii) above, for a period of 90 days after the date of the final prospectus relating to this offering.
The 90-day “lock-up” periods described above are subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Roth Capital Partners, LLC waives, in writing, such an extension.
Indemnification
We and the underwriter have agreed to indemnify each other, and we have also agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter may be required to make in respect of such liabilities.
Price Stabilization, Short Positions
In order to facilitate the offering of the Units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our Common Stock in the open market to stabilize the price of the Common Stock. These activities may raise or maintain the market price of our Common Stock above independent market levels or prevent or slow a decline in the market price of our Common Stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.
A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of Units to other underwriters for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.
Prior Transactions With the Underwriter
In April 2016, we completed a private placement in which the underwriter acted as placement agent. We paid the placement agent a cash fee of  $36,625 in connection with such private placement.
In addition, in connection with prior offerings of our securities in which the underwriter acted as placement agent, the underwriter and certain of its affiliates acquired warrants to purchase shares of our Common Stock. As of the date of this prospectus, the underwriter and its affiliates collectively hold warrants to purchase 42,466 shares of our Common Stock.
Listing
Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” There is no established trading market for the Units, the Preferred Stock or the Series H Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Units, the Preferred Stock or the Series H Warrants on any securities exchange or recognized trading system.
Participation Rights
We have granted investors in past securities offerings the right to participate and purchase securities in future securities offerings at a fixed percentage as follows:
•
Pursuant to the Securities Purchase Agreement, entered into on February 23, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 40% of any future offering of securities, other than certain excluded securities, until June 30, 2017.

•
Pursuant to the Securities Purchase Agreement, entered into on June 26, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and

Series F Warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 10% of any future offering of securities, other than certain excluded securities, until June 30, 2017.
•
Pursuant to the Securities Purchase Agreement, entered into on April 1, 2016 with several institutional and accredited investors, relating to an offering of units of senior secured convertible notes due April 1, 2019 and Series G warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 50% of any future offering of securities, other than certain excluded securities, until December 31, 2017.

If all of the holders of such rights of participation were to fully exercise such rights, no Units would be available for sale to new investors under this prospectus.

NOTICE TO INVESTORS
United Kingdom
This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The Units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
The underwriter has represented and agreed that:
(a)
they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by them in connection with the issue or sale of the Units in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)
they have complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the Units in, from or otherwise involving the United Kingdom.

European Economic Area
To the extent that the offer of Units is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the Units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of Units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Units to the public in that Relevant Member State at any time:
(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b)
to any legal entity which has two or more of  (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c)
in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Unit in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe for Units, as the same may be varied in that Relevant Member State by any measure implementing the

Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC, (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.
The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of Units (other than the underwriter) will be deemed to have represented, acknowledged and agreed that it will not make an offer of Units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of Units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any Units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Relevant Member State has the same meaning as in the preceding paragraph.
Switzerland
This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The securities may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities in Switzerland.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering an aggregate of up to 3,500 of Units, each consisting of  (i) one share of our Preferred Stock and (ii) a Series H Warrant to purchase __ shares of our Common Stock. The Units will not be issued or certificated. The Preferred Stock and Series H Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus also covers up to ___ shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Series H Warrants.
Description of Common Stock
Our authorized Common Stock consists of 150,000,000 shares of Common Stock. As of September  1, 2016, there were 662,816 shares of our Common Stock outstanding. Although we believe the following summary description of our Common Stock set forth below is accurate, our articles of incorporation and our bylaws cover all material provisions affecting the rights of holders of our Common Stock. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to our articles of incorporation and bylaws.
Voting Rights
Each holder of shares of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Common Stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors who stand for election. Our entire board of directors stands for election each year. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.
Dividends and Liquidation
Subject to any preferential rights of any outstanding shares of preferred stock, if any, shares of Common Stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, the shares of Common Stock are entitled to our assets remaining after the payment of all of our debts and other liabilities, including preferential payments made to holders of any outstanding shares of preferred stock. Holders of shares of Common Stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Common Stock.
Anti-Takeover Effects of Our Articles of Incorporation and Bylaws
The following provisions, which are contained in our articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of our company.
Our articles of incorporation and bylaws provide that our board may consist of any number of directors, which may be fixed from time to time by our board. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose. Any vacancies on our board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of our board then in office, even if less than a quorum is remaining in office.
We believe that Riverside Renewable Energy Investments LLC (“Riverside”) holds approximately 12.7% of the total voting power of our outstanding capital stock. Further, pursuant to the terms of the Shareholders Agreement entered into in connection with the closing of the Alteris acquisition as of December 19, 2011, Riverside has the right to designate a certain number of individuals for appointment or nomination to our board of directors, tied to its ownership of our Common Stock. Consequently, Riverside is able to exert substantial influence over our company and matters requiring approval by our shareholders, including the election of directors, increasing our authorized capital stock, financing activities, a merger or sale of our assets and the number of shares available for issuance under our incentive plan. As a result of Riverside’s voting power, it would be difficult to achieve a change of control of our company without their consent.
Our bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. Our bylaws also provide that no shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our charter, bylaws or by applicable law.
Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock, including the Preferred Stock offered in this prospectus, could have the effect of making it more difficult for a third party to acquire Real Goods Solar, or of discouraging a third party from attempting to acquire Real Goods Solar.
Subject to repeal or change by action of our shareholders, our board may amend, supplement or repeal our bylaws or adopt new bylaws.
Description of Preferred Stock
Our authorized preferred stock consists of 50,000,000 shares. As of August 22, 2016, there were no shares of preferred stock outstanding. The following is a summary of the material terms of the Preferred Stock. This summary is not complete and is qualified in its entirety by reference to the Certificate of Designations and our Articles of Incorporation, each as filed by us with the office of the Secretary of State of Colorado. You should review a copy of the Certificate of Designation attached hereto as Annex A for a complete description of the terms and conditions applicable to the Preferred Stock offered by this prospectus.
Form.   The Preferred Stock will be issued in book entry form, although investors will be permitted to request the issuance of individual stock certificates.
Amount of Preferred Stock Shares.   Each purchaser of Units will receive one share of Preferred Stock for each Unit purchased. Each share of Preferred Stock has a par value of  $0.0001 and an initial stated value of  $1,000 (subject to adjustment).
Ranking.   The Preferred Stock will rank senior to our Common Stock and other classes of capital stock with respect to dividend, redemption and distributions of assets upon liquidation, dissolution or winding up, unless the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of parity stock or senior preferred stock.
Voting Rights.   With certain exceptions, as described in the Certificate of Designation, the Preferred Shares have no voting rights. However, as long as any shares of Preferred Shares remain outstanding, we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation; (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation, dissolution or winding up senior to, or otherwise pari passu with, the Preferred Stock; (c) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock; (d) increase the number of authorized shares of Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.
Liquidation Preference.   Upon our voluntary or involuntary liquidation, dissolution or winding up, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive an amount equal to the stated value of the Preferred Stock plus any accrued but unpaid dividends thereon and all liquidated damages and other amounts then due and owing. If there are insufficient assets to pay in full such amounts, then the available assets shall be ratably distributed to the holders of Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Certificate of Designation does not provide for any restriction on the repurchase of Preferred Shares by us while there is an arrearage in the payment of dividends of the Preferred Shares.
Dividends.   Holders of Preferred Stock are entitled to receive cumulative dividends at the rate of 12.5% per annum, payable on the first business day of each month commencing on October 1, 2016, to holders of record on the 15th day of the preceding month, and on each conversion date. We are currently not permitted to pay cash dividends under the terms of the Colorado Business Corporations Act and we will so advise the holders of Preferred Stock at the closing of this offering. If we do not have funds legally available to pay cash dividends, such dividends accrete to and increase the outstanding stated value of the Preferred Stock. If the Preferred Stock remains outstanding after September 29, 2016, dividends will cease to accrue on such date if we meet certain equity conditions, as further described below. Any dividends that are not paid within three trading days following the applicable payment date other than dividends that accrete to and increase the stated value shall continue to accrue and shall incur a late fee at the rate of 18% per annum or the lesser maximum rate permitted by applicable law, which shall accrue daily from the applicable payment date through and including the date of actual payment in full. There are no sinking fund provisions applicable to the Preferred Stock.
Voluntary Conversion.   Each share of Preferred Stock is convertible at any time after (i) in the case of certificated shares, the date of issuance and (ii) in the case of shares of Preferred Stock held in electronic form through a broker, bank as other nominee, the second trading day following the date of issuance, at the holder’s option into a number of shares of Common Stock equal to its then stated value divided by the conversion price.
Mandatory Conversion.   On September 26, 2016, to be effective September 29, 2016, we will have the right to cause each holder of Preferred Stock to convert all or part of such holder’s Preferred Stock, plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts then due and owing, to shares of our Common Stock, subject to the satisfaction of certain equity and other conditions set forth in the Certificate of Designation. If all of the equity conditions are satisfied other than the requirement that we are able to issue shares of Common Stock upon mandatory conversion of the Preferred Stock without triggering the beneficial ownership limitation described below, then we will convert shares of Preferred Stock in the maximum amount permitted and the balance of the Preferred Stock will remain outstanding, the dividends will cease to accrue and the full-ratchet price protection described below and the negative covenants described below become null and void and of no further force and effect.
Limitations on Conversion.   A holder of Preferred Stock may not convert shares of Preferred Stock and we may not issue shares of Common Stock under the Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.
Conversion Price.   Generally, the conversion price for the Preferred Stock shall be equal to the lesser of: (a) the Set Price of  $_____, subject to adjustment, a reset and a floor; and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days ending on, and including, the date that a notice of conversion is tendered to us. In connection with a mandatory conversion by us, the conversion price shall be the lesser of: (y) the then Set Price; and (z) 75% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days ending on, and including, September 29, 2016. In addition, on the earlier of  (I) the redemption or repayment in full of our convertible notes due April 1, 2019, and (II) the maturity date of such notes, the then Set Price shall be reduced, and only reduced, to the lower of: (A) the then Set Price; and (B) 100% of the volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock on such date. In no event shall the conversion price be less than $_____ (20% of the market price determined on the date the offering is declared effective by the Securities and Exchange Commission). The Set Price is also subject to adjustment for stock splits, stock dividends, distributions of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, subdivisions, combinations and reclassifications. Further, if we in the future, among other things, sell or grant securities or rights to acquire shares of Common Stock (other than certain exempt issuances) at an effective price that is lower than the then Set Price, the then Set Price shall be reduced to such lower price.
Purchase Rights.   Holders of Preferred Stock are entitled to acquire our securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis.
Rights Upon Distribution.   Holders of Preferred Stock are entitled to receive any dividend or other distribution of our assets (or rights to acquire our assets) declared or made to holders of our Common Stock on an “as if exercised for Common Stock” basis.
Fundamental Transactions.   The Certificate of Designation prohibits us from entering into transactions constituting a “fundamental transaction” (as defined in the Certificate of Designation) unless the successor entity assumes all of our obligations under the Certificate of Designation and the other transaction documents in a written agreement approved by each holder of Preferred Stock. Further, after a “fundamental transaction,” upon conversion of the Preferred Stock, the holders of Preferred Stock shall have the right to receive, for each share of our Common Stock that would have been issuable upon conversion but for such “fundamental transaction,” the number of shares of common stock of the successor or acquiring corporation plus any additional consideration receivable as a result of such “fundamental transaction.” The definition of  “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.
Market and Exchange Listing.   The Preferred Stock is a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Preferred Stock on any securities exchange or market.
Negative Covenants.   So long as any Preferred Stock is outstanding, without the consent of holders of at least 51% of the stated value of the then outstanding Preferred Stock, we may not (a) amend our charter documents in any manner that materially and adversely affects any rights of the holders of Preferred Stock, (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our Common Stock and other junior securities, subject to certain exceptions, (c) pay cash dividends or make distribution on junior securities, (d) enter into certain affiliate transactions, and (e) enter into any agreement with respect to any of the foregoing.
Description of Series H Warrants
The following is a brief summary of certain terms and conditions of the Series H Warrants offered by this prospectus and is subject in all respects to the provisions contained in the Series H Warrant, a form of which is attached to this prospectus as Annex B. As of the date of this prospectus there are no Series H Warrants outstanding. You should review a copy of the attached form of Series H Warrant for a complete description of the terms and conditions applicable to the warrant offered by this prospectus.
Form.   The Series H Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.
Amount of Series H Warrant Shares.   Each purchaser of Units will receive a Series H Warrant exercisable into _____ shares of Common Stock. The number of shares of Common Stock issuable upon exercise of any Series H Warrant will be fixed at the closing of this offering.
Exercisability.   The Series H Warrants will be exercisable at any time after their issuance up to the date that is five years after issuance. The Series H Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series H Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series H Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series H Warrant Shares.   The issuance of shares of Common Stock upon exercise of the Series H Warrants is registered on the registration statement of which this prospectus is a part. If a registration statement under the Securities Act covering the exercise of the Series H Warrants is not available in the future, then we expect that the Series H Warrants will be exercisable on a cashless basis.
Cashless Exercise.   If the issuance of the shares of Common Stock issuable upon exercise of a Series H Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series H Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series H Warrant.
Limitations on Exercise and Issuance.   A holder may not exercise a Series H Warrant and we may not issue shares of Common Stock under the Series H Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.
Exercise Price.   The initial exercise price per share of Common Stock purchasable upon exercise of the Series H Warrants is $_____ per share of Common Stock. The exercise price of the Series H Warrants is subject to adjustments for stock splits or similar events. Further, the exercise price is subject to a reset. If on the earlier of the date of  (i) repayment in full of our convertible notes due on April  1, 2019 and (ii) the maturity date of such note, the exercise price exceeds 85% of the lowest volume weighted average price of our Common Stock during the five consecutive trading day period ending on, and including, such date, the exercise price will be reset to such lower price.
Transferability.   Subject to applicable laws, the Series H Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series H Warrants and we do not expect one to develop.
Purchase Rights.   The holders of the Series H Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis.
Rights Upon Distribution.   The holders of Series H Warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire our assets), at any time after the issuance of the Series H Warrants, on an “as if exercised for Common Stock” basis.
Fundamental Transactions.   The Series H Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series H Warrants) unless the successor entity assumes all of our obligations under the Series H Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series H Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.
Rights as a Shareholder.   Except as otherwise provided in the Series H Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series H Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Series H Warrant.
Amendment and Waiver.   The provisions of a Series H Warrant may be amended or waived and we may take action prohibited by the Series H Warrant, or omit to perform any act required by the Series H Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series H Warrants).
Market and Exchange Listing.   The Series H Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series H Warrants on any securities exchange or market.

Description of Underwriter Warrant
A brief summary of certain terms and conditions of the Underwriter Warrant can be found in the section of this prospectus entitled “Underwriting — Underwriter’s Warrant”. The summary is subject in all respects to the provisions contained in the Underwriter Warrant. As of the date of this prospectus, there are no warrants of this series outstanding.
EXPERTS
The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2014, are incorporated herein by reference in reliance on the report dated March 31, 2015 of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.
The consolidated financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2015, incorporated in this Prospectus by reference from the Real Goods Solar, Inc. Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the Preferred Stock, the Series H Warrants, the Underwriter Warrant and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Series H Warrants and the Underwriter Warrant will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and any information that we file with the SEC subsequent to this prospectus and prior to the termination of the offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):
Our Annual Report on Form 10-K for the year ended December 31, 2015, filed April 1, 2016 and Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015, filed on April 25, 2016;
Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, filed May 12, 2016 and for the three months ended June 30, 2016, filed August 22, 2016;
Our Current Reports on Form 8-K (including amendments thereto) filed January 22, 2016, February 8, 2016, March 30, 2016, April 1, 2016 (other than information furnished pursuant to Item 2.02 of Form 8-K), April 6, 2016, April 7, 2016, April 15, 2016, May 16, 2016, May 27, 2016, June 2, 2016, June 8, 2016, June 27, 2016 (other than information furnished pursuant to Item 7.01 of Form 8-K), July 12, 2016 and August 24, 2016.
We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any documents that we subsequently file with the SEC will automatically update and supersede the information previously filed with the SEC and will be considered to be a part of this prospectus from the date those documents are filed. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Preferred Stock, the warrants and the Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Preferred Stock, the warrants and the Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.
We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, (303) 222-8300. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus, which constitutes a part of a registration statement on Form S-1 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Common Stock, the Preferred Stock, and the Series H Warrants. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.
You may obtain information about the operation of the Public Reference Room by calling the SEC at 1(800) SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. You may access copies of the documents incorporated by reference into this prospectus. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Annex A
Real goods solar, inc.
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A 12.5% MANDATORILY CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTIONs 7-106-102, 7-110-101 and 7-110-102 OF THE
Colorado GENERAL CORPORATION LAW
The undersigned, Dennis Lacey and Michael McCloskey, do hereby certify that:
1.
They are the Chief Executive Officer and Secretary, respectively, of Real Goods Solar, Inc., a Colorado corporation (the “Corporation”).

2.
The Corporation is authorized to issue 50 million shares of preferred stock, none of which have been issued.

3.
The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 50 million shares, $0.0001 par value per share, issuable from time to time in one or more series;
WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, limitations and other matters relating to a series of the preferred stock, which shall consist of up to ___ shares of the preferred stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, limitations and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK
Section 1.   Definitions.   For the purposes hereof, the following terms shall have the following meanings:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.
“Alternate Consideration” shall have the meaning set forth in Section 7(e).
“Attribution Parties” shall have the meaning set forth in Section 6(d).
“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
“Base Set Price” shall have the meaning set forth in Section 7(b).
“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Buy-In” shall have the meaning set forth in Section 6(c)(iv).
“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the other Securities); (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction; (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date); or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 4 of the Underwriting Agreement.
“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each underwriter’s obligations to pay the purchase price under the Underwriting Agreement, and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Corporation’s Class A common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Conversion Date” shall have the meaning set forth in Section 6(a).
“Conversion Price” shall have the meaning set forth in Section 6(b).
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.
“Dilutive Issuance” shall have the meaning set forth in Section 7(b).
“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).
“Distribution” shall have the meaning set forth in Section 7(d).
“Dividend Payment Date” shall have the meaning set forth in Section 3(a).
“Equity Conditions” means, during the period in question: (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any; (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock: (c): (i) there is an effective registration statement pursuant to which either: (A) the Corporation may issue Conversion Shares; or (B) the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future); or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, or (iii) all of the Conversion Shares may be issued to the Holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction; (d) the Common Stock is trading on a Trading Market and all of the shares of Common stock issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future); (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents; (f) the issuance of the shares of Common Stock in question to the applicable Holder would not violate the limitations set forth in Section 6(d) herein; (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated; (h) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Transaction Documents and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement (including, but not limited to, issuances pursuant to the terms of the Senior Notes and the Series G Warrants to Purchase Common Stock issued in connection therewith), provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities (other than in connection with stock splits or combinations); (c) up to 250,000 shares of Common Stock issued pursuant to an exemption from registration under the Securities Act to the lender, or any successor thereto, who is a party to any revolving credit facility outstanding prior to the date of the Purchase Agreement; and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“Forced Conversion Amount” means the sum of  (a) 100% of the aggregate Stated Value then outstanding, (b) accrued but unpaid dividends and (c) all fees, liquidated damages and other amounts due in respect of the Preferred Stock.
“Forced Conversion Date” shall have the meaning set forth in Section 8.
“Forced Conversion Notice” shall have the meaning set forth in Section 8.
“Forced Conversion Notice Date” shall have the meaning set forth in Section 8.
“Fundamental Transaction” shall have the meaning set forth in Section 7(e).
“GAAP” means United States generally accepted accounting principles.
“Holder” shall have the meaning given such term in Section 2.
“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.
“Liquidation” shall have the meaning set forth in Section 5.
“New York Courts” shall have the meaning set forth in Section 11(d).
“Notice of Conversion” shall have the meaning set forth in Section 6(a).
“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Preferred Stock” shall have the meaning set forth in Section 2.
“Purchase Right” shall have the meaning set forth in Section 7(c).

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Notes” means any one or more of the $10,000,000 original face amount of the Company’s Senior Secured Convertible Notes due April 1, 2019.
“Set Price” shall have the meaning set forth in Section 6(b).
“Share Delivery Date” shall have the meaning set forth in Section 6(c).
“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.
“Subsidiary” means any active material subsidiary of the Corporation and shall, where applicable, also include any direct or indirect active material subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.
“Successor Entity” shall have the meaning set forth in Section 7(e).
“Trading Day” means a day on which the principal Trading Market is open for business.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Bulletin Board, OTCQB or OTCQX (or any successors to any of the foregoing).
“Transaction Documents” means this Certificate of Designation, the Underwriting Agreement, the Warrants, the Lock-Up Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Underwriting Agreement.
“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Corporation with a mailing address of 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO, 80129, and a facsimile number of 303-262-0609, and any successor transfer agent of the Corporation.
“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation.
“Underwriting Agreement” means the Underwriting Agreement, dated as of            , 2016, between the Corporation and Roth Capital Partners, LLC as representative of the several underwriters named on Schedule I thereto, as amended, modified, or supplemented from time to time in accordance with its terms.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

“Warrants” means, collectively, the Series H Warrants to Purchase Common Stock delivered to the Holder at the Closing in accordance with Section 4 of the Underwriting Agreement.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
Section 2.   Designation, Amount and Par Value.   The series of preferred stock shall be designated as its Series A 12.5% Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to ________ (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of  $0.0001per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).
Section 3.   Dividends.
a)   Dividends in Cash or in Kind.   Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 12.5% per annum, payable on the first Business Day of each month beginning on October 1, 2016, to Holders of record on the 15th day of the preceding month and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash; provided, however, if funds are not legally available for the payment of dividends, then such dividends shall accrete as of each Dividend Payment Date to, and increase, the outstanding Stated Value, and shall thereafter be considered fully paid and no longer accrued and unpaid dividends.
b)   Dividend Calculations.   Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall cease to accrue with respect to any Preferred Stock converted, provided that, the Corporation actually delivers the Conversion Shares within the time period required by Section 6(c)(i) herein.
c)   Late Fees.   Any dividends, other than with respect to dividends that accrete to, and increase, the outstanding Stated Value pursuant to Section 3(a) if funds are not legally available for the payment of dividends, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.
d)   Other Securities.   So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.
Section 4.   Voting Rights.   Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock voting separately as a single class with one vote per share of Preferred Stock, in person or by proxy, either in writing without a meeting or at a meeting of such Holders: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation; (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock; (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders; (d) increase the number of authorized shares of Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.
Section 5.   Liquidation.   Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.
Section 6.   Conversion.
a)   Conversions at Option of Holder.   Each share of Preferred Stock shall be convertible, at any time and from time to time from and after (x) in the case of certificated shares, the Original Issue Date and (y) in the case of shares of Preferred Stock held in electronic form through a broker, bank or other nominee, the second Trading Day following the Original Issue Date, at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation or its agent appointed to administer conversion of the Preferred Stock with: (i) with respect to certificated shares of Preferred Stock, the form of conversion notice attached hereto as Annex A; or (ii) with respect to Preferred Stock held in electronic form through a broker, bank or other nominee, an electronic notice through the Depository Trust Company (each, a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Notice of Conversion is delivered to the Corporation or its agent appointed to administer conversion of the Preferred Stock (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. Upon delivery of the Notice of Conversion by a Holder, such Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the Preferred Stock has been converted, irrespective of the date such Conversion Shares are credited to the Holder’s Depository Trust Company account or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. A beneficial owner of shares of Preferred Stock held in electronic form through a broker, bank or other nominee may submit an informational Notice of Conversion to the Company via facsimile or email and upon the Company’s receipt or deemed receipt of such notice, such beneficial owner shall be deemed to have become the holder of record of the Conversion Shares for purposes of Rule 200 under Commission Regulation SHO so long as such beneficial owner also causes its broker, bank or other nominee to submit a Notice of Conversion by way of an electronic notice through the Depository Trust Company within one (1) Trading Day of delivery of the informational Notice of Conversion. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Further, the calculations made by the Corporation or its agent appointed to administer conversion of the Preferred Stock concerning information required in a Notice of Conversion in the form attached hereto as Annex A that is not actually provided in a Notice of Conversion, shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the

Conversion Date at issue. With respect to Preferred Stock held in electronic form through a broker, bank or other nominee, if required by the Transfer Agent, Holder shall cause its broker, bank or nominee to return to the Corporation, in electronic form, the number of shares of Preferred Stock being converted. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.
b)   Conversion Price.   The conversion price for the Preferred Stock shall be equal to the lesser of: (i) $_____, subject to adjustment herein (the “Set Price”); and (ii) 87.5% of the lowest VWAP during the five Trading Days ending on, and including, the date that a Notice of Conversion is tendered to the Corporation (the lower of  (i) and (ii), the “Conversion Price”); provided, however, the Conversion Price in connection with a forced conversion pursuant to Section 8 shall be the lesser of: (y) the then Set Price: and (z) 75% of the lowest VWAP during the five Trading Days ending on, and including, the Forced Conversion Date). Notwithstanding anything herein to the contrary, on the earlier of: (I) the redemption or repayment in full of the Senior Notes: and (II) the maturity date of the Senior Notes, the Set Price shall be reduced, and only reduced, to the lower of: (A) the then Set Price; and (B) 100% of the VWAP on such date. Further, in no event shall the Conversion Price be less than $____.
c)   Mechanics of Conversion
i.   Delivery of Conversion Shares Upon Conversion.   Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder: (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation is required to pay accrued dividends in cash). The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.
ii.   Failure to Deliver Conversion Shares.   If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation (if applicable) and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.
iii.   Obligation Absolute; Partial Liquidated Damages.   The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
iv.   Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion.   In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall: (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of  (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions): and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of  $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of  $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.
v.   Reservation of Shares Issuable Upon Conversion.   The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi.   Fractional Shares.   No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then Conversion Price or round up to the next whole share.
vii.   Transfer Taxes and Expenses.   The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.
d)   Beneficial Ownership Limitation.   The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon: (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties; and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the

Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.
Section 7.   Certain Adjustments.
a)   Stock Dividends and Stock Splits.   If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)   Subsequent Equity Sales.   If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Set Price (such lower price, the “Base Set Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price on such date of the Dilutive Issuance), then the Set Price shall be reduced to equal the Base Set Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Set Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Set Price in the Notice of Conversion.
c)   Subsequent Rights Offerings.   In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
d)   Pro Rata Distributions.   During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
e)   Fundamental Transaction.   If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person; (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock; (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.
f)   Calculations.   All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)   Notice to the Holders.
i.   Adjustment to Conversion Price.   Whenever the Set Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
ii.   Notice to Allow Conversion by Holder.   If: (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating; (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 8.   Forced Conversion.   Notwithstanding anything herein to the contrary, on September 26, 2016, the Corporation shall deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all or part of such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued, but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Preferred Stock pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the period beginning on the Forced Conversion Notice Date through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such forced conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice; provided, however, in the event that all of the Equity Conditions are met other than clause (f) (Beneficial Ownership Limitation) thereunder, then the dividend shall cease to accrue as of such Forced Conversion Date and Sections 3(d), 7(b) and Section 9 shall be deemed null and void and of no further force or effect. For purposes of clarification, a forced conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

Section 9.   Negative Covenants.   As long as any shares of Preferred Stock are outstanding, unless the Holders of at least 51% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:
a)   amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;
b)   repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation, provided that such repurchases shall not exceed an aggregate of  $100,000 for all officers and directors for so long as the Preferred Stock is outstanding;
c)   pay cash dividends or distributions on Junior Securities of the Corporation;
d)   enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or
e)   enter into any agreement with respect to any of the foregoing.
Section 10.   [RESERVED]
Section 11.   Miscellaneous.
a)   Notices.   Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion (other than a Notice of Conversion required to be submitted electronically through the Depository Trust Company), shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 833 W. South Boulder Road, Louisville, CO 80027-2452 Attention: Dennis J. Lacey, Chief Executive Officer, facsimile number 303-845-9905, or by email to “conversion@rgsenergy.com” or such other facsimile number, email address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11 or by email. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, by email or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, (A) if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:00 p.m. (New York City time) on any date, or (B) if such notice or communication is a Notice of Conversion required to be submitted electronically through the Depository Trust Company pursuant to Section 6(a) and submitted prior to 5:00 p.m. (New York City time) on any date; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given.
b)   Absolute Obligation.   Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.
c)   Lost or Mutilated Preferred Stock Certificate.   If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.
d)   Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
e)   Waiver.   Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.
f)   Severability.   If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.
g)   Next Business Day.   Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
h)   Headings.   The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
i)   Status of Converted or Redeemed Preferred Stock.   Shares of Preferred Stock may only be issued pursuant to the Underwriting Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 12.5% Mandatorily Convertible Preferred Stock.
*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Colorado law.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of _____ 2016.

Name: Title:	Name: Title:

ANNEX A
NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)
The undersigned hereby elects to convert the number of shares of Series A 12.5% Mandatorily Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Real Goods Solar, Inc., a Colorado corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Underwriting Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.
Conversion calculations:
Date to Effect Conversion:
Number of shares of Preferred Stock owned prior to Conversion:
Number of shares of Preferred Stock to be Converted:
Stated Value of shares of Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Applicable Conversion Price:
Number of shares of Preferred Stock subsequent to Conversion:
Address for Delivery:
or
DWAC Instructions:
Broker no:
Account no:
HOLDER
By:
Name:
Title:

Annex B
real goods solar, INC.
FORM OF SERIES H Warrant To Purchase Common Stock
Warrant No.: H-___
Number of Shares of Common Stock: ___
Date of Issuance: ___, 2016 (“Issuance Date”)
Real Goods Solar, Inc., a Colorado corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [PURCHASER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof  (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), up to such number of fully paid and nonassessable shares of Common Stock equal to ___, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the Series H Warrants to purchase Common Stock (the “UWA Warrants”) originally issued pursuant to Section 4 of that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of September __, 2016 (the “Subscription Date”), by and among the Company and the underwriters named in Schedule I thereto (the "Buyers”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Underwriting Agreement.
1.   EXERCISE OF WARRANT.
(a) Mechanics of Exercise.   Subject to the terms and conditions hereof  (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price (as defined in Section 1(b)) multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the earlier of: (i) the third (3rd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast

Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company agrees to maintain a transfer agent that is a participant in the DTC Fast Automated Securities Transfer Program so long as this Warrant remains outstanding and exercisable. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes (other than the Holder’s income taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.
(b) Exercise Price.   For purposes of this Warrant, “Exercise Price” means $___, subject to adjustment as provided herein.
(c) Company’s Failure to Timely Deliver Securities.   If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, (II) if the Registration Statement (as defined in Section 1(d)) covering the issuance of all of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than one (1) Trading Day thereafter, (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”) or (III) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail for any reason or for no reason to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder’s balance account with DTC, as required pursuant to the terms of Section 1(a), for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of  (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this Section 1(c). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.
(d) Cashless Exercise.   Notwithstanding anything contained herein to the contrary, if the Registration Statement on Form S-1 (File number 333-211915) or other applicable registration statement under the 1933 Act (the “Registration Statement”), covering the issuance of the Unavailable Warrant Shares is not available for the issuance of such Unavailable Warrant Shares the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):
Net Number = (A x B) - (A x C)
D
For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.
If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the warrants being exercised, and the holding period of the warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).
(e) Disputes.   In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
(f) Beneficial Ownership Limitation on Exercises.   Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of UWA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g) Insufficient Authorized Shares.   If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant and the other UWA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. The initial number of shares of Common Stock reserved for exercise of this Warrant and the other UWA Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the other UWA Warrants, based on the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations in exercise) issued to the Holder on the Issuance Date (the “Authorized Share Allocation”). In the event that the Holder shall sell or otherwise transfer this Warrant, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any UWA Warrants shall be allocated to the Holder and the remaining holders of UWA Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the UWA Warrants then held by such holders (without regard to any limitations on the exercise of the UWA Warrants).
2.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.   The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a) Voluntary Adjustment By Company.   The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(b) Adjustment Upon Subdivision or Combination of Shares of Common Stock.   If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c) Adjustment.   If the Exercise Price on the earlier of the date of  (i) repayment in full of the Senior Secured Convertible Notes of the Company due on April 1, 2019 (“Notes”) and (ii) the maturity date of the Notes (such earlier date, the “Adjustment Date”) exceeds eighty-five percent (85%) of the lowest Weighted Average Price of the Common Stock during the five (5) consecutive Trading Day period ending on, and including, the Adjustment Date (the “Adjusted Exercise Price”), the Exercise Price hereunder shall be reset to the Adjusted Exercise Price, subject to further adjustment hereunder.
(d) Other Events.   If any event occurs of the type contemplated by the provisions of this Section 2, but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.
3.   RIGHTS UPON DISTRIBUTION OF ASSETS.   If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.   PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a) Purchase Rights.   In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).
(b) Fundamental Transactions.   The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of the UWA Warrants in exchange for such UWA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, and the provisions of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of  (A) the quotient of  (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Aggregate Consideration”) divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of  (i) the Aggregate Consideration and (ii) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be reasonably satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, the Holder may elect, in its sole discretion, by delivery of written notice to the Company, to waive this Section 4(b) and allow the Company to enter into or be a party to a Fundamental Transaction without the assumption of this Warrant pursuant to the provisions of this Section 4(b), provided, however, that any such waiver shall only bind the Holder with respect to this Warrant and not the Holder with respect to any other warrant or other securities of the Company or any holder of other UWA Warrants.
(c)  Notwithstanding anything herein to the contrary, the Company shall be required to obtain the prior written consent of the Required Holders to enter into, allow and/or consummate a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity.
5.   NONCIRCUMVENTION.   The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the

Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the UWA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the UWA Warrants, the Required Reserve Amount to effect the exercise of the UWA Warrants then outstanding (without regard to any limitations on exercise).
6.   WARRANT HOLDER NOT DEEMED A SHAREHOLDER.   Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.
7.   REISSUANCE OF WARRANTS.
(a) Transfer of Warrant.   If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b) Lost, Stolen or Mutilated Warrant.   Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c) Exchangeable for Multiple Warrants.   This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new warrant or warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no UWA Warrants for fractional Warrant Shares shall be given.
(d) Issuance of New Warrants.   Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.   NOTICES.   Whenever notice is required to be given under this Warrant, unless otherwise provided herein, with respect to a notice to the Company or to a Holder that is a party to the Underwriting Agreement, such notice shall be given in accordance with Section 11 of the Underwriting Agreement, and, with respect to a notice to a Holder that is not a party to the Underwriting Agreement, such notice shall be given in the manner set forth in and pursuant to the terms of Section 11 of the Underwriting Agreement to Holder’s address, facsimile number or e-mail address in the Company’s records. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.   AMENDMENT AND WAIVER.   Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.
10.   GOVERNING LAW; JURISDICTION; JURY TRIAL.   This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 11 of the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.   CONSTRUCTION; HEADINGS.   This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
12.   DISPUTE RESOLUTION.   In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days after receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days after such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant, approved by the Holder, such approval not to be unreasonably withheld or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
13.   REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.   The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
14.   TRANSFER.   This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.
15.   SEVERABILITY.   If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
16.   DISCLOSURE.   Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
17.   CERTAIN DEFINITIONS.   For purposes of this Warrant, the following terms shall have the following meanings:
(a) “1933 Act” means the Securities Act of 1933, as amended.
(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(d) “Bloomberg” means Bloomberg Financial Markets.
(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(g) “Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
(h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(i) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., the OTC Bulletin Board, the OTC QX or the OTC QB.
(j) “Expiration Date” means the date that is sixty (60) months after the Initial Exercisability Date, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.
(k) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(l) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(m) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(n) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(o) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(p) “Principal Market” means The NASDAQ Capital Market.
(q) “Required Holders” means the holders of the UWA Warrants representing at least a majority of the shares of Common Stock underlying the UWA Warrants then outstanding.

(r) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(s) “Standard Settlement Period” means the standard settlement period, expressed in number of Trading Days, on the Company’s primary trading market or quotation system from time to time, with respect to trades of Common Stock as in effect on the date of delivery of the exercise notice.
(t) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(u) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
(v) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.
REAL GOODS SOLAR, INC.

By:
Name:	Dennis Lacey
Title:	Chief Executive Officer

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
REAL GOODS SOLAR, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Class A Common Stock, par value $0.0001 per share (the “Warrant Shares”) of Real Goods Solar, Inc., a Colorado corporation (the “Company”), evidenced by the attached Series H Warrant to purchase Common Stock No. H-____ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1.   Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:
____________ a “Cash Exercise” with respect to _________________ Warrant Shares; or
____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.
2.   Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of  $___________________ to the Company in accordance with the terms of the Warrant.
3.   Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.
Please issue the Warrant Shares in the following name and to the following account:
Issue to:

Facsimile Number and
Electronic Mail:
Authorization:
By:
Title:
Dated:
Broker Name:
Broker DTC #:
Broker Telephone #:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

TRANSFER AGENT INSTRUCTIONS
REAL GOODS SOLAR, INC.
____________ __, 20__
Computershare Trust Company, N.A.
8742 Lucent Blvd. Suite 225
Highlands Ranch CO 80129
Telephone: (303) 262-0684
Facsimile: (303) 226-0609
Attention:
Re:
Order to Issue Common Stock of Real Goods Solar, Inc.

Ladies and Gentlemen:
Reference is made to (A) that certain Underwriting Agreement, dated as of September __, 2016, by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), and the Underwriters named on Schedule I attached thereto (collectively, the “Buyers”) and the Company’s Registration Statement on Form S-1 (File No. 333-211915) and the Company’s prospectus filed on September __, 2016 pursuant to Rule 424 promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”) pursuant to which the Company is issuing to the Buyers (i) shares of Series A 12.5% Mandatorily Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Preferred Stock”) and (ii) Series H Warrants (the “Warrants”), each of which is exercisable to purchase shares of Class A common stock, par value $0.0001 per share (the “Common Stock”); (B) the related Transfer Agent Instructions, dated ___, 2016 (the “___ 2016 Instruction”); (C) the exercise notice attached hereto (the “Exercise Notice”); and (D) the attached copy of a written instruction from the General Counsel of the Company (or its outside legal counsel) that a registration statement covering the issuance of the shares of Common Stock subject to this letter has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Counsel Instruction”).
This instruction letter shall serve as our authorization and direction to you to issue:
•
to the recipient identified under “Issue to” in the Exercise Notice,

•
in book entry form,

•
such number of shares of Common Stock as set forth under “Delivery of Warrant Shares,” respectively, in the Exercise Notice,

•
out of the Transfer Agent Reserve (as defined in the ___ 2016 Instruction),

•
by crediting the designated recipient’s balance account with the Depository Trust Company, identified in the Exercise Notice under “Broker Name,” “Broker DTC#,” “Account Number,” and “Transaction Code Number” through its Deposit Withdrawal at Custodian system

The issuance of these shares of Common Stock have been registered pursuant to an effective registration statement as indicated in the attached Counsel Instruction.
[Signature Page Follows]

Should you have any questions concerning this matter, please contact me at 303-222-8344.
Very truly yours,

REAL GOODS SOLAR, INC.

By:
Name:
Title:

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.
SEC Registration Fee	$2,694
FINRA Filing Fee	$4,250
Legal Fees and Expenses	$125,000
Accounting Fees and Expenses	$20,000
Non-Accountable Underwriter Expenses	$145,000
Miscellaneous	$55,000
Total	$351,944

Item 14.   Indemnification of Directors and Officers
The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.
As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.
The Company has entered into substantively identical Indemnification Agreements with certain current and former directors and officers (the “Indemnitees”), which generally provide that, to the fullest extent permitted by Colorado law, the Company shall indemnify such Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the Company’s request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity or by reason of the imposition upon such officer or director of any federal and/or state income tax obligation (inclusive of any interest and penalties, if applicable), that is imposed on such officer or director with respect to income, “phantom income,” rescinded or unconsummated transactions, or any other allegedly taxable event for which no benefit was received by such officer or director. The indemnification obligation includes, without limitation, claims for monetary damages against an Indemnitee in respect of an alleged breach of fiduciary duties and generally covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on an Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith; and, in the case of conduct in an official capacity with the corporation, if such conduct was in the Company’s best interests, and, in all other cases, if such conduct was at least not opposed to the Company’s best interests; and, with respect to any criminal action, suit or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.
As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA. The Indemnification Agreements described above also provide that the Company’s indemnification obligation includes, without limitation, claims for monetary damages against the Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted by the CBCA.
Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.
As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.
Item 15.   Recent Sales of Unregistered Securities
All share amounts and the per share consideration received in the following description of recent sales of unregistered securities have been restated to give effect to the reverse stock split affected by the Company on June 2, 2016 as reported on the Company’s Current Report on Form 8-K filed on June 2, 2016.
1. Syndicated Acquisition
On May 12, 2014, the Company issued 812 shares of its Common Stock, with an estimated fair value of  $0.7 million based on the closing market price of  $916.00 per share for the Company’s Common Stock on August 9, 2013, to the sellers, who represented that they were accredited investors, of certain assets under an amendment to the net asset purchase agreement dated August 9, 2013 with Syndicated Solar, Inc. and certain of its affiliates. There were no placement agents or underwriters involved in this transaction.
2. Elemental Energy LLC Acquisition
On May 14, 2014, the Company issued 8,563 shares of its Common Stock with an estimated fair value of  $9.4 million based on the closing market price of  $1,100.00 per share for the Company’s Common Stock on May 13, 2014 as partial provisional purchase consideration transferred to sellers, who represented that they were accredited investors, in exchange for the issued and outstanding equity securities of Sunetric Management, LLC. As additional provisional purchase consideration transferred, the Company reserved another 1,512 shares of its Common Stock with an estimated fair value of  $1.7 million based on the closing market price of  $1,100.00 for the Company’s Common Stock on May 13, 2014 to fund potential indemnification claims and closing working capital true-up adjustments. There were no placement agents or underwriters involved in this transaction.
3. Sixth Loan Modification
On June 6, 2014, the Company and certain of its subsidiaries entered into a Joinder and Sixth Loan Modification Agreement with Silicon Valley Bank, N.A. (“SVB”). The Sixth Loan Modification Agreement extended the maturity date of the Company’s revolving loan agreement with SVB (the “SVB Loan”) to January 31, 2015, added the Company’s new subsidiaries as borrowers to the SVB Loan, and reset certain financial covenants. In connection therewith, the Company paid SVB modification and extension fees of $80,000 plus expenses, and issued to SVB a warrant to purchase 207 shares of the Company’s Common Stock at an exercise price of  $944.00 per share, subject to adjustment, with an expiration date of June 5, 2021. There were no placement agents or underwriters involved in this transaction.
4. July 2014 Private Placement
On July 9, 2014, the Company issued 72,509 shares of its Common Stock to investors, who represented that they were accredited investors, and received proceeds of  $7.0 million in a private placement. As part of the offering, the Company issued warrants to purchase 132,503 shares of its Common Stock, at $1,276.00 per share, which expire July 9, 2020. Roth Capital Partners, LLC served as placement agent in this transaction.
5. Seventh Loan Modification
On November 19, 2014, the Company and certain of its subsidiaries entered into a Joinder and Seventh Loan Modification Agreement with SVB. In connection therewith, the Company paid SVB a waiver fee of  $10,000 and issued to SVB a warrant to purchase 510 shares of the Company’s Common Stock at an exercise price of  $324.00 per share, subject to adjustment, with an expiration date of November 19, 2021. There were no placement agents or underwriters involved in this transaction.
6. February 2015 Placement Agent Warrants
On February 26 and February 27, 2015, the Company closed a public offering of units consisting of Common Stock and warrants (the “February 2015 Offering”). At the closing of the offering described above, the Company sold to the placement agent in the offering and certain of its affiliates, for an aggregate purchase price of  $100, warrants to purchase 1,400 shares of the Company’s Common Stock pursuant to the terms of the Placement Agency Agreement, dated February 23, 2015, between the Company and the placement agent, WestPark Capital, Inc.
7. Series A and Series C Warrant Exchange for Common Stock
On June 25, 2015, the Company entered into separate Exchange Agreements (each, an “Exchange Agreement”) with two holders of the Company’s Series A Warrants and Series C Warrants (together, the “Warrants”) originally issued in the Company’s February 2015 Offering (each, a “Holder”), pursuant to which the Company agreed to exchange all the Warrants for shares of the Company’s Common Stock. Under terms of the Exchange Agreement, at closing, the Company and Holders agreed to exchange all Warrants held by the Holders for shares of Common Stock equal to 115% of the shares of Common Stock issuable upon exercise of the Warrants (the “Exchange”). The Exchange Agreements prohibited the Company from delivering any shares to a Holder if after such delivery the Holder together with other “attribution parties” collectively would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exchange. The Company was contractually obligated to issue the shares of Common Stock issuable in the exchange post-closing at such time and in such amount as requested by each Holder in accordance with the terms of the Exchange Agreement.

On June 30, 2015, the Company closed the transaction contemplated by the Exchange Agreements. On June 30, 2015 one Holder exchanged 3,669 Warrant shares for 4,220 shares of Common Stock. Between July 1, 2015 and July 7, 2015, the other Holder exchanged 54,020 Warrant shares for 62,181 shares of Common Stock.
8. June 2015 Placement Agent Warrants
On June 30, 2015, the Company closed a public offering of units consisting of Common Stock and warrants (the “June 2015 Offering”). At the closing of the June 2015 Offering, the Company issued to the placement agent in the offering and certain of its affiliates warrants to purchase an aggregate of 1,419 shares of the Company’s Common Stock pursuant to the terms of the Placement Agency Agreement, dated June 25, 2015, between the Company and the placement agent, WestPark Capital, Inc.
9. Riverside Conversion
On June 24, 2015, the Company entered into a Conversion Agreement with an affiliated party, Riverside Fund III, L.P. (the “Riverside Lender”), to effect the conversion of indebtedness (principal and accrued interest) owed by the Company to the Riverside Lender as of June 23, 2015. The Company issued to Riverside Lender, in full satisfaction of the outstanding principal and accrued interest under promissory notes, in the aggregate original principal amount of  $3.15 million plus accrued interest of  $1.1 million, 64,408 shares of the Company’s Common Stock using a conversion ratio equal to $65.80 per share, the closing price on the Common Stock on June 23, 2015. There were no placement agents or underwriters involved in this transaction.
10. Series A and C Warrant Exchange for Common Stock
From February 5, 2016 to March 7, 2016, the Company entered into seven separate Exchange Agreements, substantially identical to the Exchange Agreements entered into on June 25, 2015 (described above), with certain holders of the Company’s Series A Warrants and Series C Warrants originally issued in the Company’s February 2015 Offering, pursuant to which the Company agreed to exchange such Series A Warrants and Series C Warrants for shares of the Company’s Common Stock equal to 115% of the shares of Common Stock issuable upon exercise of the Warrants, for an aggregate of 10,934 shares. There were no placement agents or underwriters involved in these transactions.
11. April 2016 Private Placement of Senior Secured Convertible Notes
On April 1, 2016, the Company entered into a securities purchase agreement with one investor, who represented that it was an accredited investor, for a private placement of  $10.0 million of units consisting of $1 Senior Secured Convertible Notes due on April 1, 2019 (the “Notes”) and one Series G warrant to purchase a fraction of one share of Common Stock (the “2016 Offering”). On the same day the Company closed the transaction and issued Notes in an aggregate principal amount of  $10,000,000 and Series G Warrants exercisable into an aggregate of 248,973 shares of Common Stock. The Company has reserved up to 3,075,000 shares of Common Stock to issue upon conversion of the Notes. Roth Capital Partners, LLC served as placement agent in this transaction.
On April 1, 2016 in connection with the 2016, offering, the Company sold to the placement agent for an aggregate purchase price of  $100, warrants to purchase 42,325 shares of our Common Stock pursuant to the terms of the engagement letter between the Company and the placement agent, Roth Capital Partners, LLC.
12. Modification Agreement
On May 25, 2016 the Company and its wholly-owned subsidiaries RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. — Mercury Solar, Elemental Energy, LLC, and Sunetric Management LLC (collectively with the Company, the “Borrower Parties”) entered into a First Loan Modification Agreement effective as of May 19, 2016 (the “Modification Agreement”), with Solar Solutions and Distribution, LLC, a Colorado-based renewable energy solutions company (“Solar Solutions”). The Modification Agreement modified the Amended and Restated Loan Agreement dated March 30, 2016 between the Borrower Parties and Solar Solutions (the “Loan Agreement”) to: (i) reschedule the payment of  $167,513.41 from May 15, 2016 to a date on or before June 3, 2016; and (ii) require the Company to issue to Solar Solutions 581,644 shares of its Common Stock at a price of  $0.288 per share as a payment on the revolving line of credit under the Loan Agreement.
Exemptions from Registration
Offerings numbered above as 1, 2, 3, 4, & 11: Each of these offerings was conducted as a private placement exempt from registration under Section 4(a)(2) and Rule 506(b) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The investors were sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend was placed on the securities and will be placed on any stock certificates issued upon the exchange or conversion of securities convertible or exchangeable for the Company’s Common Stock, subject to the terms of the applicable transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.
Offerings numbered above as 5, 6, 8, 9 & 12: Each of these offerings was conducted as a private placement exempt from registration under Section 4(a)(2) of the Securities Act because the Company consummated the transactions with parties with which the Company had a pre-existing, long-standing and substantive relationship, who were sophisticated and accredited investor. A legend was placed on the securities and will be placed on any stock certificates issued upon the exchange or conversion of securities convertible or exchangeable for the Company’s Common Stock, subject to the terms of the applicable transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.
Offering numbered above as 7, 9 &10: Each of the offerings was made pursuant to Section 3(a)(9) of the Securities Act because the Company consummated the transaction with one or more existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
Item 16.   Exhibits and Financial Statements
The exhibits to the registration statement of which this prospectus is a part are listed in the exhibit index attached immediately following the signature pages to such registration statement.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: To include any prospectus required by Section 10(a)(3) of the Securities Act;
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on September 2, 2016.
REAL GOODS SOLAR, INC.

By:	/s/ Michael J. McCloskey
Michael J. McCloskey
Chief Administrative Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
*	David Belluck, Chairman of the Company’s Board of Directors	September 2, 2016
*	Dennis Lacey, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2016
/s/ Alan Fine	Alan Fine, Principal Financial Officer and General Manager, Operations	September 2, 2016
/s/ Thomas Mannik	Thomas Mannik, Controller (Principal Accounting Officer)	September 2, 2016
*	Pavel Bouska, Director	September 2, 2016
*	Ian Bowles, Director	September 2, 2016
*	John Schaeffer, Director	September 2, 2016
*	Robert L. Scott, Director	September 2, 2016
*By: /s/ Michael J. McCloskey
Michael J. McCloskey, Attorney-In-Fact

EXHIBITS INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement (previously filed).
2.1+	Agreement and Plan of Merger, dated August 8, 2013, among Real Goods Solar, Inc., Real Goods Mercury, Inc. and Mercury Energy, Inc. (Incorporated by reference to Exhibit 2.1 to Real Goods Solar’s Current Report on Form 8-K filed August 9, 2013 (Commission File No. 001-34044)).
2.2+	Asset Purchase Agreement, dated August 9, 2013, among Real Goods Solar, Inc., Real Goods Syndicated, Inc. and Syndicated Solar, Inc. (Incorporated by reference to Exhibit 2.1 to Real Goods Solar’s Current Report on Form 8-K filed August 12, 2013 (Commission File No. 001-34044)).
2.3+	Membership Interest Purchase Agreement, dated March 26, 2014, among Real Goods Solar, Inc., Elemental Energy LLC, Sean Mullen, Beth-Ann Mullen, and Alexander Tiller (Incorporated by reference to Exhibit 2.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2014 (Commission File No. 001-34044)).
2.4+	First Amendment to Membership Purchase Agreement, dated May 14, 2014, by and among Real Goods Solar, Inc., Elemental Energy LLC, Sean Mullen, Beth-Ann Mullen, and Alexander Tiller (Incorporated by reference to Exhibit 2.2 to Real Goods Solar’s Current Report on Form 8-K filed May 16, 2014 (Commission File No. 001-34044)).
2.5+	Purchase and Sale Agreement, dated December 3, 2014, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, John Schaeffer and Nancy Hensley, as Trustees of the John Schaeffer and Nancy Hensley Living Trust and RGTC, Inc. (Incorporated by reference to Exhibit 2.5 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).
3.1	Articles of Incorporation of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.1 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).
3.2	Bylaws of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).
3.3†	Certificate of Designation of Preferences, Rights and Limitations of Series A 12.5% Mandatorily Convertible Preferred Stock (included as Annex A to the prospectus which is part of this registration statement).
4.1	Form of Real Goods Solar Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 5 to Registration Statement on Form S-1 filed May 2, 2008 (Commission File No. 333-149092)).
4.2	Warrant issued to Silicon Valley Bank on March 26, 2013 pursuant to the Second Loan Modification Agreement (Incorporated by reference to Exhibit 10.21 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
4.3	Warrant issued to Silicon Valley Bank on March 27, 2013 pursuant to the Third Loan Modification Agreement (Incorporated by reference to Exhibit 10.22 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
4.4	Form of Warrant, dated June 3, 2013, issued to the investors under the Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2013 (Commission File No. 001-34044)).
4.5	Form of Warrant, dated November 20, 2013 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed November 21, 2013 (Commission File No. 001-34044)).

Exhibit No.	Description
4.6	Warrant issued to Silicon Valley Bank on June 6, 2014 pursuant to the Joinder and Sixth Loan Modification Agreement (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).
4.7	Form of Warrant, dated July 2, 2014, issued to the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).
4.8	Warrant issued to Silicon Valley Bank on November 19, 2014 pursuant to the Seventh Loan Modification and Waiver Agreement (Incorporated by reference to Exhibit 4.8 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).
4.9	Combined Form of Warrant issued to investors on February 26 and 27, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).
4.10	Form of Warrant to Purchase Common Stock issued to a placement agent on February 27, 2015 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).
4.11	Waiver and Amendment Agreement, dated March 31, 2015, among Real Goods Solar, Inc. and the investor party thereto (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).
4.12	Form of Series F Warrant issued to investors on June 30 and July 1, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).
4.13	Form of Warrant to Purchase Common Stock issued to a placement agent on June 30, 2015 (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).
4.14	Form of Senior Secured Convertible Note issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
4.15	Form of Series G Warrants issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
4.16	Form of Termination and Amendment Agreement, dated May 12, 2016, between the Company and each of Alto Opportunity Master Fund, SPC, Empery Asset Master, Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP and Hudson Bay Master Fund, Ltd. (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).
4.17	Form of Series H Warrant to be issued in this offering (included as Annex B to the prospectus which is a part of this registration statement) (previously filed).
4.18	Form of Real Goods Solar Series A 12.5% Mandatorily Convertible Preferred Stock Certificate (previously filed).
4.19	Form of Underwriter Warrant (previously filed).
5.1	Opinion of Brownstein Hyatt Farber Schreck LLP (previously filed).

Exhibit No.	Description
10.1*	Form of Real Goods Solar, Inc. Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).
10.2*	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed November 18, 2015 (Commission File No. 001-34044)).
10.3	Tax Sharing and Indemnification Agreement between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.7 to Real Goods Solar’s Amendment No. 3 to Registration Statement on Form S-1 filed April 17, 2008 (Commission File No. 333-149092)).
10.4	Loan and Security Agreement, dated as of December 19, 2011, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC, and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).
10.5	Amended and Restated Registration Rights Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).
10.6	Shareholders Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).
10.7	Security Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).
10.8	First Amendment to Tax Sharing Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.17 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.9	Form of Promissory Note issued to Gaiam, Inc. on December 30, 2011 and to Riverside Renewable Energy Investments, LLC on May 4, 2012 and June 20, 2012 (Incorporated by reference to the fourth attachment to the Shareholders Agreement filed as Exhibit 10.6 to this Form 10-K).
10.10*	Confidential Separation Agreement and Release of Claims, dated as of March 31, 2012, by and between Real Goods Solar, Inc. and Erik Zech (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 14, 2012 (Commission File No. 001-34044)).
10.11*	Consulting Agreement, dated as of March 31, 2012, by and between Real Goods Solar, Inc. and Erik Zech (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 14, 2012 (Commission File No. 001-34044)).
10.12	First Loan Modification Agreement, dated as of August 28, 2012, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed August 29, 2012 (Commission File No. 001-34044)).

Exhibit No.	Description
10.13	Loan Commitment, dated as of November 13, 2012, among Real Goods Solar, Inc., Riverside Renewable Energy Investments, LLC and Gaiam, Inc. (Incorporated by reference to Exhibit 10.13 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.14	Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, and Alteris ISI, LLC (Incorporated by reference to Exhibit 10.14 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.15	Form of Promissory Note issued to Gaiam, Inc. on December 11, 2012 and to Riverside Renewable Energy Investment LLC on December 13, 2013 pursuant to the Loan Commitment, dated as of November 13, 2012 (Incorporated by reference to Exhibit 10.15 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.16*	Restated Employment Letter, dated as of December 21, 2012, between Kamyar Mofid and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.16 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.17	Form of Amended and Restated Promissory Note in the principal amount of $1.7 million issued to Gaiam, Inc. on March 27, 2013 (Incorporated by reference to Exhibit 10.18 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.18	Form of Amended and Restated Promissory Note issued to Riverside Fund III L.P. on March 27, 2013 in the principal amounts of $3 million and $150 thousand, respectively (Incorporated by reference to Exhibit 10.19 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.19	Third Loan Modification Agreement, dated as of March 27, 2013, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, and Alteris Renewables, Inc. (Incorporated by reference to Exhibit 10.20 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.20	Form of Amended and Restated Promissory Note issued to Gaiam, Inc. and Riverside Renewable Energy Investment LLC on March 27, 2013 pursuant to the Loan Commitment, dated as of November 13, 2012 (Incorporated by reference to Exhibit 10.23 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).
10.21*	Employment Letter, dated as of January 30, 2013, between Anthony DiPaolo and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.7 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2013 (Commission File No. 001-34044)).
10.22*	Employment Letter, dated May 10, 2013, between John Schaeffer and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 13, 2013 (Commission File No. 001-34044)).
10.23	Form of Second Amended and Restated Promissory Note issued to Riverside Fund III, L.P. on May 21, 2013 in the principal amounts of $3.0 million and $150,000, respectively (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed May 24, 2013 (Commission File No. 001-34044)).
10.24	Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed May 24, 2013 (Commission File No. 001-34044)).

Exhibit No.	Description
10.25	Registration Rights Agreement, dated June 3, 2013, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2013 (Commission File No. 001-34044)).
10.26	Pre-Voting Agreement, dated August 8, 2013, among Mercury Energy, Inc., Real Goods Solar, Inc., Timothy Greener, Peter Kaufmann and Richard D. White (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed August 9, 2013 (Commission File No. 001-34044)).
10.27	Joinder and Fourth Loan Modification Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed September 27, 2013 (Commission File No. 001-34044)).
10.28	Intellectual Property Security Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed September 27, 2013 (Commission File No. 001-34044)).
10.29	Fifth Loan Modification Agreement, dated as of November 5, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed November 5, 2013 (Commission File No. 001-34044)).
10.30	Agreement, dated November 5, 2013, among Gaiam, Inc., Riverside Renewable Energy Investments, LLC and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed November 5, 2013 (Commission File No. 001-34044)).
10.31	Waiver Agreement, dated March 25, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2014 (Commission File No. 001-34044)).
10.32	Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).
10.33	Form of Registration Rights Agreement, dated July 9, 2014, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).
10.34	Settlement and Release Agreement, dated May 12, 2014, by and among Real Goods Solar, Inc., Real Goods Syndicated, Inc., Syndicated Solar, Inc. (Delaware), Syndicated Solar, In. (California) and Justin Pentelute (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).
10.35	Joinder and Sixth Loan Modification Agreement, dated June 6, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

Exhibit No.	Description
10.36	Intellectual Property Security Agreement, dated June 6, 2014, among Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).
10.37	Second Amended and Restated Unconditional Guaranty, dated June 6, 2014, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).
10.38	Second Amended and Restated Security Agreement, dated June 6, 2014, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.5 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).
10.39*	Confidential Separation Agreement and Release, dated August 18, 2014, between Real Goods Solar, Inc. and Kamyar Mofid (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).
10.40	Form of Third Amended and Restated Promissory Note issued to Riverside Fund III, L.P. on August 18, 2014 in the principal amounts of $3.0 million and $150,000, respectively (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).
10.41	Waiver Agreement, dated August 19, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management, LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.5 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).
10.42	Seventh Loan Modification Agreement, dated November 19, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.42 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).
10.43	Eighth Loan Modification Agreement, dated January 30, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).
10.44	Form of Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).
10.45	Form of Lock-Up Agreement, dated February 23, 2015, entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

Exhibit No.	Description
10.46	Form of Voting Agreement, dated February 23, 2015, entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).
10.47	Ninth Loan Modification Agreement, dated March 16, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).
10.48	Fourth Amended and Restated Promissory Note for $3,000,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).
10.49	Fourth Amended and Restated Promissory Note for $150,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).
10.50	Security Agreement, dated March 16, 2015, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).
10.51*	Employment Agreement, dated June 1, 2015, between Real Goods Solar, Inc. and Dennis Lacey (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).
10.52*	Form of Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).
10.53	Form of Conversion Agreement, dated June 24, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).
10.54	Form of Exchange Agreement, dated June 25, 2015, between Real Goods Solar, Inc. and certain holders of Series A Warrants and Series C Warrants (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).
10.55	Form of Securities Purchase Agreement, dated June 26, 2015, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).
10.56	Tenth Loan Modification Agreement, dated November 6, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.56 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).

Exhibit No.	Description
10.57	Letter of Intent, dated December 17, 2015, between Real Goods Solar, Inc. and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.57 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).
10.58	Waiver and Consent Agreement, dated January 19, 2016, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).
10.59	Loan Modification and Waiver Agreement, dated January 19, 2016, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).
10.60	Loan Modification and Waiver Agreement, dated February 4, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).
10.61	Amended and Restated Loan Agreement, dated March 30, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).
10.62	Securities Purchase Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
10.63	Registration Rights Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
10.64	Form of Deposit Account Control Agreement, dated April 1, 2016, among Real Goods Solar, Inc., Bank of Hawaii and the investor parties thereto (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
10.65	Voting Agreement, dated April 1, 2016, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).
10.66	First Loan Modification Agreement, dated May 25, 2016 and effective May 19, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 99.1 to Real Goods Solar’s Current Report on Form 8-K filed May 27, 2016 (Commission File No. 001-34044)).

Exhibit No.	Description
10.67	Second Loan Modification Agreement, dated August 22, 2016 and effective August 19, 2016, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.-Mercury Solar, Elemental Energy, LLC, Sunetric Management, LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed August 24, 2016 (Commission File No. 001-34044).
16.1	Letter of EKS&H LLLP dated April 15, 2015 (Incorporated by reference to Exhibit 16.1 to Real Goods Solar’s Current Report on Form 8-K filed April 15, 2015 (Commission File No. 001-34044)).
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).
23.1	Consent of Hein & Associates LLP (previously filed).
23.2	Consent of EKS&H (previously filed).
23.3	Consent of Brownstein Hyatt Farber Schreck (previously filed).
24.1	Power of Attorney (previously filed).

*
Indicates management contract or compensatory plan or arrangement.

+
This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

†
Filed herewith